ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated December 3, 2012

UBS AG Airbag Yield Optimization Notes

UBS AG $• Notes linked to the common stock of Delta Air Lines, Inc. due on or about June 13, 2013

UBS AG $•
Notes linked to the common stock of Micron Technology, Inc. due on or about June 13, 2013

Investment Description

UBS AG Airbag Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG
(“UBS”) linked to the common stock of a specific company (the “underlying stock”). The issue price of each Note will be $1,000. On a monthly basis, UBS will pay you a coupon regardless of the performance of the underlying stock.
At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying stock on the final valuation date is below the specified conversion price, UBS will deliver to you a number of shares of the underlying stock per Note equal to (i) the principal amount per Note divided by (ii) the specified conversion price of the underlying stock (the “share delivery amount”) (subject to adjustments in the case of certain corporate events described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the underlying stock, UBS will pay you a monthly coupon. In exchange for receiving the monthly coupon on the
Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes.

❑

Contingent Repayment of Principal Amount at Maturity: If the price of the underlying stock does not close below the conversion price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying stock. If the price of the underlying stock closes below the conversion price on the final valuation date, UBS will deliver to you at maturity a number of shares of the underlying stock equal to the share delivery amount for each of your Notes, which is expected to be worth less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date**

December 7, 2012

Settlement Date**

December 13, 2012

Final Valuation Date

June 7, 2013

Maturity Date

June 13, 2013

*
Expected. See page 4 for additional details.

**
We expect to deliver each offering of the Securities against payment on or about the fourth business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the trade date will be required, by virtue of the fact that each Security initially will settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

NOTICE TO INVESTORS: THE NOTES ARE
SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING STOCK. THIS MARKET
RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 AND UNDER “RISK FACTORS” BEGINNING ON
PAGE PS-14 OF THE AIRBAG YIELD OPTIMIZATION NOTES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU
MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

These preliminary terms relate to the two separate Notes we are offering. Each of the two Notes is linked to the common stock of a different company, and each of the two Notes has a different coupon rate, initial price, conversion price and share delivery amount. The coupon rate, initial price, conversion price and share delivery amount for the Notes will be set on the trade date. Coupons will be paid monthly in arrears in 6 equal installments. The performance of each Note will not depend on the performance of the other Note.

Underlying Stocks

Stock Ticker

Coupon Rate

Total Coupon Payable

  Initial
Price

Conversion Price

Share Delivery Amount*

CUSIP

ISIN

Common stock of Delta Air Lines, Inc.

DAL

7.20% to 9.20% per annum

3.60% to 4.60%

$•

80% of Initial Price

• shares per Note

90269W791

US90269W7911

Common stock of Micron Technology, Inc.

MU

6.00% to 8.00% per annum

3.00% to 4.00%

$•

75% of Initial Price

• shares per Note

90269W809

US90269W8091

*
Equal to $1,000 divided by the conversion price. If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock. The share delivery amount and conversion price are subject to adjustments in the case of certain corporate events described in the Airbag
Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments.”

See
“Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the Airbag Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying Airbag Yield Optimization Notes product supplement or prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Notes

Issue Price to Public

Underwriting Discount

Proceeds to UBS AG

Total

Per Note

Total

Per Note

Total

Per Note

Common stock of Delta Air Lines, Inc.

$•

$1,000.00

$•

$10.00

$•

$990.00

Common stock of Micron Technology, Inc.

$•

$1,000.00

$•

$10.00

$•

$990.00

UBS Financial Services Inc.

UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for these offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦

Airbag Yield Optimization Notes product supplement dated January 12, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512010468/d281883d424b2.htm

♦

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Yield Optimization Notes” or the “Notes” refer to two different Notes that are offered hereby. Also, references to the “Airbag Yield Optimization Notes product supplement” mean the UBS product supplement, dated January 12, 2012, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated January 11, 2012.

This free writing prospectus, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

Investor Suitability

The Notes may be suitable for you if:

♦

  You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

  You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying stock.

♦

You believe the final price of the underlying stock is not likely to be below the conversion price and, if it is, you can tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦

  You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your return at maturity is limited to the coupons paid on the Notes.

♦

  You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

  You are willing to invest in the Notes if the coupon rate per annum is set equal to the bottom of the range indicated on the cover hereof (the actual coupon rate will be determined on the trade date).

♦

  You are willing and able to hold the Notes to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the
Notes.

♦

You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:

♦

  You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You require an investment designed to provide a full return of principal at maturity.

♦

You are not willing to make an investment that may have the full downside market risk of an investment in the underlying stock.

♦

  You believe the final price of the underlying stock is likely to be below the conversion price, which could result in a total loss of your initial investment.

♦

  You cannot tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦

  You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦

  You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

  You would be unwilling to invest in the Notes if the coupon rate is set equal to the bottom of the range indicated on the cover hereof (the actual coupon rate will be determined on the trade date).

♦

  You are unable or unwilling to hold the Notes to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

♦

  You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified
above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this free writing prospectus for risks related to an investment in the Notes.

Common Terms for Each Offering of the Notes

Issuer

UBS AG, London Branch

Issue Price per Note

Equal to 100% of the principal amount per Note.

Principal Amount per Note

$1,000

Term

Approximately 6 months. The Notes are expected to price on or about December 7, 2012 and settle on or about December 13, 2012. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.

Underlying Stock

The common stock of a specific company, as indicated on the first page of this free writing prospectus.

Coupon Payments

Coupon paid in arrears in 6 equal monthly installments based on the coupon rate, regardless of the performance of the underlying stock. The coupon rate is expected to be between (i) 7.20% to 9.20% per annum for Notes linked to the common stock of Delta Air Lines, Inc. and (ii) 6.00% to 8.00% per annum for Notes linked to the common stock of Micron Technology, Inc. The actual coupon rate for the
Notes will be set on the trade date.

Total Coupon Payable

The total coupon payable is expected to be between (i) 3.60% to 4.60% for Notes linked to the common stock of Delta Air Lines, Inc. and (ii) 3.00% to
4.00% for Notes linked to the common stock of Micron Technology, Inc. The actual total coupon payable for the Notes will be based on the coupon rate per annum and set on the trade date.

1st Installment through 6th
Installment

For Notes linked to the common stock of Delta Air Lines, Inc.: 0.6000% to 0.7667%. For Notes linked to the common stock of Micron Technology, Inc.:
0.5000% to 0.6667%. The actual installment amount per Note will be based on the coupon rate per annum and set on the trade date.

Conversion Price

A percentage of the initial price, as specified on the cover of this free writing prospectus, subject to adjustment in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

Share Delivery Amount(1) (per Note)

A number of shares of the underlying stock equal to (i) the principal amount divided by (ii) the conversion price of the underlying stock, as determined on the trade date. The share delivery amount is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

Payment at Maturity (per Note)

If the final price of the underlying stock is not below the conversion price, at maturity we will pay you an amount in cash equal to your principal amount.

If the final price of the
underlying stock is below the conversion price, at maturity we will deliver to you the share delivery amount (and, if applicable, cash in lieu of fractional shares) for each Note you own.(1
)

The value of the share delivery amount is expected to be worth less than the principal amount and may be worthless.

Closing Price

On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying stock during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price

The closing price of the underlying stock on the trade date, as determined by the calculation agent.

Final Price

The closing price of the underlying stock on the final valuation date.

Investment Timeline

INVESTING IN THE NOTES INVOLVES SIGNIFICANT
RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO
THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1)

If you receive the share delivery
amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

Coupon Payment Dates

Coupons will be paid in arrears in six equal monthly installments on the coupon payment dates listed below:

January 14, 2013

February 13, 2013

March 13, 2013

April 15, 2013

May 13, 2013

June 13, 2013

Any payment required to be made on any coupon payment date that is not a business day will be made on the next succeeding business day, unless that day falls in the next calendar month, in which case it will be made on the first preceding business day, with the same effect as if paid on the original due date. The record date for coupon payment will be one business day preceding the coupon payment date.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Airbag Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that the issuer will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying stock is greater than or equal to the conversion price and only at maturity. If the final price of the underlying stock is below the conversion price, UBS will deliver to you a number of shares of the underlying stock equal to the share delivery amount at maturity for each Note that you own instead of the principal amount in cash. As a result, if the final price is below the conversion price, you will be exposed on a leveraged basis to any such decline below the conversion price. For example, if the conversion price is 80% of the initial price, the final price is less than the conversion price and the closing price of the underlying stock on the maturity date is 70% of the initial price, you will lose 12.50% of your principal amount at maturity, which is greater than the 10% additional decline from the conversion price. If you receive shares of the underlying stock at maturity, the value of the shares you receive are expected to be less than the principal amount of the Notes or may have no value at all.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying stock reflects a higher expectation as of the trade date that the price of the underlying stock could close below its conversion price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, while the coupon rate is set on the trade date, the underlying stock’s volatility can change significantly over the term of the Notes. The price of the underlying stock for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your
Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the final price or secondary market sale price is above the conversion price.

♦

Your return potential on the Notes is expected to be limited to the coupons paid on the Notes — If the closing price of the underlying stock on the final valuation date is greater than or equal to the conversion price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying stock even though you risked being subject to the decline in the price of the underlying stock. If the closing price of the underlying stock on the final valuation date is less than the conversion price, UBS will deliver to you shares of the underlying stock at maturity which are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return potential on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying stock.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying stock issuer and the underlying stock for your Notes. For additional information regarding each underlying stock issuer, please see “Information about the Underlying Stocks” and “Delta Air Lines, Inc. and” “Micron Technology, Inc.” in this free writing prospectus and the respective underlying stock issuer’s SEC filings referred to in those sections. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

♦

Owning the Notes is not the same as owning the underlying stock — The return on your Notes may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Notes. Furthermore, the underlying stock may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. There can be no assurance that the underlying stock price will not rise by more than the coupons paid on the Notes or will not fall below the conversion price. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent will adjust the amount payable at maturity by adjusting the conversion price and the share delivery amount for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other actions involving the underlying stock. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying stock. If an event occurs that does not require the calculation agent to adjust the conversion price and the share delivery amount, the market value of your Notes

and the payment at maturity may be materially and adversely affected. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-32 of the Airbag Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay an amount in cash equal to your principal amount unless the final price of the underlying stock is below the conversion price (as such conversion price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the initial price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

♦

Price of Notes prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the underlying stock and the expected price volatility of the underlying stock, the dividend rate on the underlying stock, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

♦

Impact of fees on the secondary market price of Notes — Generally, the market price of the Notes after issuance is expected to be lower than the issue price to public of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

♦

Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is below the conversion price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying stock to which the Notes are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of 1.00% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled
“What Are the Tax Consequences of the Notes?”‘ and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table
illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:

6 months

Principal amount:

$1,000 per Note

Coupon rate**:

6.00% per annum (or $5.00 per monthly period)

Total coupon payable**:

3.00% (or $30.00 per Note)

Initial price of the underlying stock:

$50.00 per share

Conversion price:

$37.50 (75% of the initial price)

Share delivery amount***:

26.6667 shares per Note (principal amount per Note/conversion price)

Dividend yield on the underlying stock****:

0.50% (based on 1.00% per annum)

*
Actual coupon rate and terms for each Note to be set on the trade date. Amounts here have been rounded for ease of analysis.

**
Coupon payment will be paid in arrears in six equal monthly installments during the term of the Notes on an unadjusted basis.

***
If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

****
Hypothetical dividend yield holders of the underlying stock might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying stock may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying stock.

Hypothetical Examples

Scenario #1: The final price of the underlying stock is not below the conversion price of $37.50.

Since the
final price of the underlying stock is not below the conversion price of $37.50, UBS will pay you at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the underlying stock if the price appreciation of the underlying stock (plus dividends, if any) were less than 3.00%.

If the closing price of the underlying
stock on the final valuation date is $50.00 (no change in the price of the underlying stock):

Payment at Maturity:

$
1,000.00

Coupons:

$
30.00

($5.00 x 6 = $30.00)

Total:

$
1,030.00

Total Return on the Notes:

3.00
%

In this example, the total return on the Notes is 3.00% while the total return on the underlying stock is 0.50%
(including dividends).

If the closing price of the underlying stock on the final valuation date is $65.00 (an increase of 30%):

Payment at Maturity:

$
1,000.00

Coupons:

$
30.00

($5.00 x 6 = $30.00)

Total:

$
1,030.00

Total Return on the Notes:

3.00
%

In this example, the total return on the Notes is 3.00% while the total return on the underlying stock is 30.50%
(including dividends).

If the closing price of the underlying stock on the final valuation date is $42.50 (a decline of 15%):

Payment at Maturity:

$
1,000.00

Coupons:

$
30.00

($5.00 x 6 = $30.00)

Total:

$
1,030.00

Total Return on the Notes:

3.00
%

In this example, the total return on the Notes is 3.00% while the total return on the underlying stock is a loss of
14.50% (including dividends).

Scenario #2: The final price of the underlying stock is below the conversion price of $37.50.

Since the final price of the underlying stock is below the conversion price of $37.50, UBS will deliver to you at maturity the share delivery amount for every Note you hold and pay you any fractional shares included in the share delivery amount in cash based on the final price of the underlying stock. The value of the shares received at maturity and the total return on the Notes at that time depends on the closing price of the underlying stock on the maturity date.

If the closing price of the underlying stock on both the final valuation date and the maturity date is $22.50 (a decline of 55%):

Value of shares received per Note

$
585.00

($22.50 x 26 = $585.00)

Amount paid for fractional shares per Note

$
15.00

($22.50 x 0.6667 = $15.00)

Coupons :

$
30.00

($5.00 x 6 = $30.00)

Total:

$
630.00

Total Return on the Notes:

-37.00
%

In this example, the total return on the Notes is a loss of 37.00% while the total return on the underlying stock is a loss of 54.50% (including dividends).

If the closing price of the underlying stock on both the final valuation date and the maturity date is $30.00 (a decline of 40%):

Value of shares received per Note

$
780.00

($30.00 x 26 = $780.00)

Amount paid for fractional shares per Note

$
20.00

($30.00 x 0.6667 = $20.00)

Coupons:

$
30.00

($5.00 x 6 = $30.00)

Total:

$
830.00

Total Return on the Notes:

-17.00
%

In this example, the total return on the Notes is a loss of 17.00% while the total return on the underlying stock is a loss of 39.50% (including dividends).

Hypothetical Return Table

Underlying
Stock

 The Hypothetical Final
Price is Greater Than or Equal to the Hypothetical Conversion Price(1)

The Hypothetical Final Price
is Less Than the Hypothetical Conversion Price(2)

Hypothetical Final Price(3)

Stock Price Return(4)

Total Return on the Underlying Stock at Maturity(5)

Total Payment at Maturity + Coupon Payments(6)

Total Return on the Notes at Maturity(7)

Total Payment at Maturity + Coupon Payments(8)

  Total Return on
the Notes at Maturity(7)

$75.00

50.00%

50.50%

$1,030.00

3.00%

n/a

n/a

$72.50

45.00%

45.50%

$1,030.00

3.00%

n/a

n/a

$70.00

40.00%

40.50%

$1,030.00

3.00%

n/a

n/a

$67.50

35.00%

35.50%

$1,030.00

3.00%

n/a

n/a

$65.00

30.00%

30.50%

$1,030.00

3.00%

n/a

n/a

$62.50

25.00%

25.50%

$1,030.00

3.00%

n/a

n/a

$60.00

20.00%

20.50%

$1,030.00

3.00%

n/a

n/a

$57.50

15.00%

15.50%

$1,030.00

3.00%

n/a

n/a

$55.00

10.00%

10.50%

$1,030.00

3.00%

n/a

n/a

$52.50

5.00%

5.50%

$1,030.00

3.00%

n/a

n/a

$50.00

0.00%

0.50%

$1,030.00

3.00%

n/a

n/a

$47.50

-5.00%

-4.50%

$1,030.00

3.00%

n/a

n/a

$45.00

-10.00%

-9.50%

$1,030.00

3.00%

n/a

n/a

$42.50

-15.00%

-14.50%

$1,030.00

3.00%

n/a

n/a

$40.00

-20.00%

-19.50%

$1,030.00

3.00%

n/a

n/a

$37.50

-25.00%

-24.50%

$1,030.00

3.00%

n/a

n/a

$35.00

-30.00%

-29.50%

n/a

n/a

$963.33

-3.67%

$32.50

-35.00%

-34.50%

n/a

n/a

$896.67

-10.33%

$30.00

-40.00%

-39.50%

n/a

n/a

$830.00

-17.00%

$27.50

-45.00%

-44.50%

n/a

n/a

$763.33

-23.67%

$25.00

-50.00%

-49.50%

n/a

n/a

$696.67

-30.33%

$22.50

-55.00%

-54.50%

n/a

n/a

$630.00

-37.00%

(1)
  A conversion event does not occur if the hypothetical final price of the underlying stock is not below the hypothetical conversion price.

(2)
A conversion event occurs if the hypothetical final price of the underlying stock is less than the hypothetical conversion price.

(3)

If the hypothetical final price of the underlying stock is not below the hypothetical conversion price, this number represents the final price. If the hypothetical final price of the underlying stock is below the hypothetical conversion price, this number represents the final price as of the final valuation date and the closing price as of the Maturity Date.

(4)
  The hypothetical stock price return range is provided for illustrative purposes only. The actual stock price return may be below -55% and you therefore may lose up to 100% of your principal amount.

(5)
  The total return on the underlying stock at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(6)
Payment consists of the principal amount plus coupon payments of 6.00% per annum (equal to 3.00% over the term of the Notes).

(7)
  The Total Return on the Notes at maturity includes coupon payments of 6.00% per annum (equal to 3.00% over the term of the Notes).

(8)

Payment consists of the share delivery amount plus coupon payments of 6.00% per annum (equal to 3.00% over the term of the Notes). If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

Information about the Underlying Stocks

All disclosures contained in this free writing prospectus regarding each underlying stock are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into each underlying stock.

Included on the following pages is a brief description of the issuers of each of the respective underlying stocks. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the underlying stocks. The information given below is for the four calendar quarters in each of 2008, 2009, 2010, 2011 and the first, second and third calendar quarters of 2012. Partial data is provided for the fourth calendar quarter of 2012. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying stocks as an indication of future performance.

Each of the underlying stocks will be registered under the Securities Exchange Act of 1934, as amended
(the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the underlying stocks with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the underlying stocks under the Exchange
Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies
of this material can also be obtained from the Public Reference Section, at prescribed rates.

Delta Air Lines, Inc.

According to publicly available information, Delta Air Lines, Inc. (Delta) provides scheduled air transportation for passengers and cargo throughout the United States and around the world. The Company’s route network gives it a presence in every domestic and international market. Delta’s route network is centered around the hub system it operate at airports in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK,
Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Key characteristics of Delta’s route network include: alliances with foreign airlines to improve access to international markets, a transatlantic joint venture with Air France-KLM and
Alitalia, domestic marketing alliance with Alaska Airlines to help expand west coast service, and agreements with multiple domestic regional carriers, which operate as Delta Connection. Delta generates revenues through cargo operations in domestic and international markets, and other businesses arising from its airline operations, including aircraft maintenance, repair and overhaul (MRO); staffing services for third parties; vacation wholesale operations, and its private jet operations.
Information filed by Delta Air Lines, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05424, or its CIK Code: 0000027904. Delta’s website is http://www.delta.com. Delta’s common stock is listed on the New York Stock Exchange under ticker symbol “DAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for
Delta’s common stock, based on the daily closing prices on the primary exchange for Delta. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Delta’s common stock on November 30, 2012 was $10.00. The actual initial price will be the closing price of Delta’s common stock on the trade date. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Notes.

Quarter Begin

Quarter End

Quarterly High

Quarterly Low

Quarterly Close

1/2/2008

3/31/2008

$18.53

$8.35

$8.60

4/1/2008

6/30/2008

$10.48

$5.00

$5.70

7/1/2008

9/30/2008

$9.94

$4.64

$7.45

10/1/2008

12/31/2008

$11.52

$5.64

$11.46

1/2/2009

3/31/2009

$12.38

$3.93

$5.63

4/1/2009

6/30/2009

$8.11

$5.40

$5.79

7/1/2009

9/30/2009

$9.65

$5.68

$8.96

10/1/2009

12/31/2009

$11.81

$6.95

$11.38

1/4/2010

3/31/2010

$14.65

$11.22

$14.59

4/1/2010

6/30/2010

$14.93

$11.31

$11.75

7/1/2010

9/30/2010

$12.61

$9.97

$11.64

10/1/2010

12/31/2010

$14.33

$11.24

$12.60

1/3/2011

3/31/2011

$13.00

$9.79

$9.80

4/1/2011

6/30/2011

$11.51

$9.00

$9.17

7/1/2011

9/30/2011

$9.41

$6.62

$7.50

10/3/2011

12/30/2011

$9.02

$6.65

$8.09

1/3/2012

3/30/2012

$11.30

$8.01

$9.91

4/2/2012

6/29/2012

$12.10

$9.81

$10.95

7/2/2012

9/28/2012

$11.12

$8.55

$9.16

10/1/2012*

11/30/2012*

$10.30

$9.33

$10.00

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through
November 30, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of
2012.

The graph below illustrates the performance of Delta’s common stock from April 26, 2007 through November 30,
2012, based on information from Bloomberg. The dotted line represents a hypothetical conversion price of $8.00, which is equal to 80% of the closing price on November 30, 2012. The actual conversion price will be based on the closing price of
Delta’s common stock on the trade date. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (“Micron”) is a global manufacturer and marketer of semiconductor devices, principally dynamic random access memory (“DRAM”),
NOR Flash memory (“NOR”) and NAND Flash memory (“NAND”). In addition, Micron manufactures complementary metal-oxide semiconductor (“CMOS”) image sensor products under a wafer foundry arrangement. Micron operates in two segments: Memory, Numonyx and All Other. The Memory segment’s primary products are DRAM and NAND Flash, which are memory components used in an array of electronic applications, including personal computers, workstations, network servers, mobile phones, Flash memory cards, universal serial bus storage devices, moving picture group layer-3 audio players and other consumer electronics products. The Numonyx segment consists of Numonyx Holdings B.V. which manufactures and sells NOR Flash, NAND
Flash, DRAM and Phase Change memory technologies and products. The All Other segment reflects activity of Micron’s wafer manufacturing operations for CMOS image sensors and also includes activity of its microdisplay, solar and other operations.
Information filed by Micron with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10658, or its CIK Code: 0000723125. Micron’s website is http://www.micron.com. Micron’s common stock is listed on the
NASDAQ Global Select Market under the ticker symbol “MU.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for
Micron’s common stock, based on the daily closing prices on the primary exchange for Micron. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Micron’s common stock on November 30, 2012 was $5.98. The actual initial price will be the closing price of Micron’s common stock on the trade date. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Notes.

Quarter Begin

Quarter End

Quarterly High

Quarterly Low

Quarterly Close

1/2/2008

3/31/2008

$7.86

$5.46

$5.97

4/1/2008

6/30/2008

$8.84

$6.00

$6.00

7/1/2008

9/30/2008

$5.91

$3.90

$4.05

10/1/2008

12/31/2008

$4.98

$1.69

$2.64

1/2/2009

3/31/2009

$4.32

$2.58

$4.06

4/1/2009

6/30/2009

$5.86

$4.18

$5.06

7/1/2009

9/30/2009

$8.63

$4.70

$8.20

10/1/2009

12/31/2009*

$10.64

$6.58

$10.56

1/4/2010

3/31/2010

$11.22

$8.44

$10.39

4/1/2010

6/30/2010

$11.30

$8.40

$8.49

7/1/2010

9/30/2010

$8.89

$6.47

$7.21

10/1/2010

12/31/2010

$8.66

$6.94

$8.02

1/3/2011

3/31/2011

$11.80

$8.28

$11.46

4/1/2011

6/30/2011

$11.80

$7.20

$7.48

7/1/2011

9/30/2011

$8.09

$5.04

$5.04

10/3/2011

12/30/2011

$6.74

$4.33

$6.29

1/3/2012

3/30/2012

$8.88

$6.75

$8.10

4/2/2012

6/29/2012

$8.10

$5.39

$6.31

7/2/2012

9/28/2012

$6.89

$5.62

$5.99

10/1/2012**

11/30/2012**

$6.09

$5.16

$5.98

*
Effective on December 30, 2009, Micron voluntarily transferred its stock exchange listing from The New York Stock Exchange to the NASDAQ Global Select Market.

**
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2012 includes data for the period from October 1, 2012 through November
30, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

The graph below illustrates the performance of Micron’s common stock from January 3, 2000 through November
30, 2012, based on information from Bloomberg. The dotted line represents a hypothetical conversion price of $4.49, which is equal to 75% of the closing price on November 30, 2012. The actual conversion price will be based on the closing price of
Micron’s common stock on the trade date. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental
U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement.

The United States federal income
tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of the underlying stock. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component —
Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity of the Notes. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any underlying stock if you receive the underlying stock.

With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying Stocks

  Coupon Rate
(to be determined on trade date)

Interest on Debt Component

Put Option Component

Common stock of Delta Air Lines, Inc.

7.20% to 9.20% per annum

•% per annum

•% per annum

Common stock of Micron Technology, Inc.

6.00% to 8.00% per annum

•% per annum

•% per annum

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent short-term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-46 of the Airbag Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

In 2007, the Internal Revenue Service released a Notice that may affect the taxation of holders of the Notes.
According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the notes on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on
March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Pursuant to proposed Treasury regulations, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31,
2013 (and pass-thru payments made after December 31, 2016). If the proposed Treasury Department regulations are finalized in their current from, this withholding tax would not be imposed on payments pursuant to obligations that are outstanding on January 1, 2013 (and are not materially modified after December 31, 2012). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withhold.

The Issuer and other financial institutions through which payments on the Securities are made may be required to withhold at a rate of up to 30 per cent, on all, or a portion of, payments made after 31 December 2016 in respect of any Securities which are issued (or materially modified) after 31 December 2012 or that are treated as equity for U.S. federal tax purposes whenever issued, pursuant to FATCA.

The Issuer is a foreign financial institution (“FFI”) for the purposes of FATCA. If the Issuer agrees to provide certain information on its account holders pursuant to a FATCA agreement with the IRS (i.e., the Issuer is a “Participating FFI”) then withholding may be triggered if: (i) the Issuer has a positive “pass-thru payment percentage”
(as determined under FATCA), (ii) (a) an investor does not provide information sufficient for the relevant Participating FFI to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States
Account” of the Issuer, (b) an investor does not consent, where necessary, to have its information disclosed to the IRS or (c) any FFI that is an investor, or through which payment on the Securities is made, is not a Participating FFI.

An investor that is not a Participating FFI that is withheld upon generally will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles the investor to a reduced rate of tax on the payment that was subject to withholding under FATCA, provided the required information is furnished in a timely manner to the IRS.

Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Specified Foreign Financial Assets — Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such individuals hold such assets outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Notes at the issue price less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of
FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121.
Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.